UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

TELEPHONE: (978) 459-9000

March 27, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 6, 2008, at 4:00 p.m. local time, at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts.

The Annual Meeting has been called for the following purposes:

1.                                       To elect five Directors of the Company, each for a three-year term;

2.                                       To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2007 annual report to stockholders, which contains additional information and results for the year ended December 31, 2007, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to either (1) deliver your proxy electronically by following the instructions included with your proxy card, OR (2) deliver your proxy by phone by following the instructions included with your proxy card OR (3) deliver your proxy by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.

Thank you in advance for returning your proxy. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Stockholders Meeting of Enterprise Bancorp, Inc. will be held at the

BOSTON UNIVERSITY CONFERENCE CENTER

72 Tyng Road

Tyngsboro, MA 01879

on Tuesday, May 6, 2008 at 4:00 p.m.

The annual meeting is being held for the following purposes:

1.                                       To reelect Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main to serve as Directors of the Company for a three-year term (Proposal One);

2.                                       To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal Two); and

3.                                       To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 10, 2008.

In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

Michael A. Spinelli

Secretary

222 Merrimack Street

Lowell, Massachusetts 01852

March 27, 2008

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE (1) DELIVER YOUR PROXY ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR (2) DELIVER YOUR PROXY BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR (3) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

Telephone: (978) 459-9000

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 6, 2008

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2008 Annual Meeting of stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 6, 2008 at 4:00 p.m. local time, at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 27, 2008.

The Annual Meeting has been called for the following purposes: (1) to elect five Directors of the Company, each to serve for a three-year term; (2) to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company is a Massachusetts corporation and a registered bank holding company. All of the Company’s material business activities are conducted through the Bank.

Record Date

The Board of Directors has fixed the close of business on March 10, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote.

At the close of business on the Record Date, there were 7,955,011 shares of the Common Stock issued and outstanding. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

You may vote at the annual meeting in person or by proxy.  Proxies may be delivered electronically via the Internet, by phone, or in writing by mail.  If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card.  If you hold your shares in “street name”, such as in a stock brokerage account or through a bank or other nominee, you need to check your proxy card or contact your broker or nominee to determine whether electronic or telephonic proxy delivery is available to you. If you intend to deliver a proxy by mail, we request that you complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

If you are delivering a proxy electronically or by phone and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions or if you are delivering a proxy by mail and you return the enclosed proxy card properly executed to the Company in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery,  will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.

If you properly deliver your proxy, without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main, the five nominees of the Board of Directors, as Directors of the Company; (2) FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and (3) in such manner as management’s proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Secretary of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by phone at a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Secretary.

It is not anticipated that any matters other than those set forth in the foregoing proposals (1) and (2) contained in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

In addition to use of the mails, proxies may be solicited personally or by telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and “broker non-votes” (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:

•                  A plurality of the affirmative votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of directors.  “Plurality” means that the nominees receiving the largest number of affirmative votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the annual meeting.  At the Annual Meeting the maximum number of directors to be elected is five.

•                  A majority of affirmative votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2008.

In voting for the election of directors, you may vote “for” all nominees or “withhold” your vote from all nominees or from only certain specified nominees.  Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s), but will not prevent the election of such nominee(s) so long as such nominee(s) receive a plurality of the affirmative votes cast at the Annual Meeting.

In voting for the ratification of the appointment of KPMG as our independent registered public accounting firm for 2008, you may vote “for” or “against” such ratification or you may “abstain” from voting on the matter.  Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

With respect to either of the matters to be considered at the Annual Meeting, broker non-votes will be disregarded for purposes of determining whether a proposal has been approved.

Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients.  A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.

The two matters before the meeting this year, namely the election of directors and the ratification of the appointment of the independent registered public accounting firm, are considered “routine” matters, which means that if your shares are held in street name your bank, broker, or other nominee may vote your shares on these matters in its sole discretion if you do not provide timely instructions for voting your shares.

The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of each of proposals (1) and (2)  presented herein. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 2,223,541 shares of the Common Stock representing approximately 27.95% of the outstanding shares of the Common Stock as of such date.

2007 Amendment of By-laws

On May 1, 2007, pursuant to its authority under the Company’s articles of organization and by-laws, the Board of Directors approved an amendment to the Company’s by-laws.  The purpose of the amendment was to provide the Board of Directors with greater flexibility in setting the time for its regular meeting coinciding with the annual meeting of shareholders, at which the Board of Directors appoints the Company’s officers for the upcoming year.  A copy of the Company’s current Amended and Restated By-laws was filed with the Securities and Exchange Commission on May 7, 2007 as Exhibit 3.2 to the Company’s current report on Form 8-K.  You can access a copy of the by-laws through the SEC’s web site at http://www.sec.gov or you can request a copy from the Company by either directing your request in writing to:  Enterprise Bancorp, Inc, 222 Merrimack Street, Lowell, Massachusetts 01852, Attention:  Michael A. Spinelli, Secretary, or by calling Jim Marcotte directly at (978) 656-5614.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. The number of Directors for the Company has been set at 15 through the date of the Annual Meeting.  Under the Company’s Articles of Organization and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

Kenneth S. Ansin is on a temporary leave of absence from the Board of Directors, effective January 1, 2008, as he is traveling in order to work on microfinancing research.

At the Annual Meeting, there are five Directors to be elected to serve until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main, for election as a Director for a three-year term.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Information Regarding Nominees

The following table sets forth certain information for each of the five nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Nominees

(Term to Expire in 2011)

Name, Age and Principal Occupation	Director Since (1)

Kenneth S. Ansin (43) Entrepreneur and Private Investor; prior to August 2007, Owner and President of Norwood Fine Cabinetry, a privately held company specializing in kitchen and bath cabinetry	1994
John R. Clementi (58) President, Plastican, Inc., a privately held manufacturer of plastic pails and covers	1998
Carole A. Cowan (65) President, Middlesex Community College	1999
Arnold S. Lerner (78) Retired Radio Station Owner; Vice Chairman of the Company and the Bank; Director, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books	1988
Richard W. Main (60) President of the Company and President and Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank	1989

(1)   All of the listed Nominees are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading “Continuing Directors” at pages 7-8 below.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the election of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Arnold S. Lerner and Richard W. Main, the five nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

The Company is not required to submit the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG LLP, the Audit Committee may consider the vote and the reasons therefor in future decisions on its appointment of the Company’s independent registered public accounting firm.

Representatives of KPMG LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2007 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year ended December 31, 2007 were $347,500. The same fees for the year ended December 31, 2006 were $328,000.

Audit-Related Fees

In addition to the audit fees billed by KPMG LLP, as referred to above, the aggregate fees billed to the Company for audit-related fees for the years ended December 31, 2007 and December 31, 2006 were $0 and $27,000, respectively. The fee paid in 2006 related to audits of the Company’s 401(k) plan, which KPMG did not audit in 2007.

Tax Fees

The Company paid $24,600 in 2007 and $20,700 in 2006 to KPMG LLP for tax preparation services performed in each of these two years.

All Other Fees

No additional fees were paid to KPMG LLP in 2007 and 2006.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, is compatible with maintaining the independence of KPMG LLP.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2009 and 2010.  Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors

(Term to Expire in 2009)

Name, Age and Principal Occupation	Director Since (1)
John P. Clancy, Jr. (50) Chief Executive Officer of the Company and the Bank (and prior to July, 2007, also Chief Investment Officer of the Bank); From January 1, 2005 through December 31, 2006, Executive Vice President and Chief Operating Officer of the Company and Executive Vice President, Chief Operating Officer and Chief Investment Officer of the Bank; from January 1, 2003 through December 31,2004, President and Treasurer of the Company and Executive Vice President, Treasurer and Chief Investment Officer of the Bank (prior to May 2003, also Chief Financial Officer of the Bank)	2003

James F. Conway, III (55) President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books	1989

Lucy A. Flynn (54) Vice President Global Marketing Communications, Raytheon Company, a publicly held technology company specializing in defense, homeland security and other government markets	1997

John P. Harrington (65) Energy Consultant for Tennessee Gas Pipeline Company; since May 2007, Assistant Secretary of the Company and the Bank	1989

Nickolas Stavropoulos (50) Executive Vice President, US Gas Distribution, National Grid, a publicly held company focused on the delivery of electricity and natural gas; from June 2004 through August 2007, President, KeySpan Energy Delivery, and Executive Vice President, KeySpan Corporation; prior to June 2004, Executive Vice President, KeySpan Corporation and President, KeySpan Energy New England	2002

(Term to expire in 2010)

Name, Age and Principal Occupation	Director Since (1)

Nancy L. Donahue (77) Philanthropist and Chair of the Merrimack Repertory Theatre	1988

George L. Duncan (67) Chairman of the Company and the Bank since their inception; prior to January 2007, also Chief Executive Officer of the Company and the Bank since inception	1988

Eric W. Hanson (64) Chairman of the Board, D.J. Reardon Company, Inc., a privately held distributorship of Anheuser-Busch beverages and affiliated brands	1991

Carol L. Reid (60) Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast	2006

Michael A. Spinelli (75) Founder, Global Tourism Solutions, an international tourism consulting firm for emerging nations; Secretary of the Company and the Bank	1988

(1)          All of the Directors are also Directors of the Bank. The years listed in the foregoing tables are the respective years in which each named individual first became a Director of the Company and the Bank.

Independence of Board of Directors

                The Board of Directors has determined that every individual who served as a Director during the year ended December 31, 2007 is “independent” of the Company’s management on the basis of the independence standards contained in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, except for Messrs. Duncan, Main and Clancy, who are all current employees of the Company.

                With respect to each of the Company’s independent Directors, there were no transactions, relationships or arrangements that have not been disclosed in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 29 below, which were considered by the Board of Directors pursuant to the independence standards referred to in the preceding paragraph in the course of the Board’s determining that each such Director meets the definition of independence.

Meetings of Board of Directors and Committees of Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company

There were nine joint meetings of the Company’s (i.e., Enterprise Bancorp, Inc.) Board of Directors and the Bank’s (i.e., Enterprise Bank and Trust Company) Board of Directors during the calendar year ended December 31, 2007. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served, excluding Mr. Stavropoulos.

The Company’s Board of Directors maintains five standing committees; an executive committee, an audit committee, an asset-liability committee, a compensation committee, and a corporate governance/nominating committee.

The Bank’s Board of Directors has an executive committee, an audit committee, an asset-liability committee, a compensation committee, a corporate governance/nominating committee, a marketing and business development committee, a banking technology steering committee, an investment advisory group committee and a loan committee.

Executive Committee. The executive committee is authorized to manage and transact the business of the Company and the Bank. In addition, loans over certain amounts must be approved by the executive committee.

Audit Committee.  The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.  Among other responsibilities, the audit committee also oversees and reviews all internal audit examinations and reports of the Company and the Bank, and reviews all audit reports of the Company prepared by the Company’s independent registered public accounting firm and all reports of examination of the Company and of the Bank prepared by regulatory authorities. The audit committee held three executive sessions during 2007 with the Company’s independent registered public accounting firm, KPMG LLP.

Asset-Liability Committee (ALCO). The asset-liability committee is responsible for Board oversight of the Company’s  and the Bank’s management of interest rate risk, capital adequacy and liquidity. Through the Company’s and Bank’s asset-liability and investment policies, the committee monitors, evaluates and controls interest rate risk, as a whole and within certain tolerance levels, while ensuring adequate liquidity and adequate capital.

Compensation Committee (Compensation). The compensation committee is responsible for establishing the Company’s executive compensation standards and overseeing the administration of the Company’s compensation and benefits programs, including its equity compensation programs.  The committee is also responsible for overseeing the administration of the employee benefit and compensation programs of the Bank.

Corporate Governance/Nominating Committee (CGNC). The corporate governance/nominating committee is responsible for developing and recommending to the Board the corporate governance principles applicable to the overall governance of the Company and of the Bank. The corporate governance/nominating committee’s specific responsibilities include developing and recommending to the Board independence standards for Board members, evaluating the performance of the Board and its various committees, recommending to the Board the appointment of individual directors to the Board’s various committees, recommending to the Board the director nominees for election at the Company’s annual meeting of shareholders, developing and recommending criteria for the selection of new directors and reviewing and making recommendations on shareholder proposals.

Marketing and Business Development Committee (Marketing). The marketing and business development committee reviews the Bank’s marketing and business development activities.

Banking Technology Steering Committee (Technology). The banking technology steering committee is responsible for overseeing the technology related functions of the Bank with particular attention to operational risk management.

Investment Advisory Group Committee (IAG). The investment advisory group committee is responsible for overseeing the Bank’s trust and investment management activities, including administering trust policy and reviewing trust accounts.

Loan Committee. The loan committee reviews and considers loans proposed for charge-off, as well as loans on the Watch Asset list and other problem loans. The committee also reviews and considers various reports on the commercial loan portfolio and certain larger commercial relationships, with a particular focus on larger construction lending relationships.

The following table provides 2007 membership by current Directors and meeting information for each of the standing committees of the Company and the Bank:

	Executive (1)	Audit	Compensation	ALCO (1)	Marketing	Technology	IAG (1)	Loan	CGNC
Ansin				X*	X			X
Clancy	X			X (2)	X*	X	X	X
Clementi	X		X				X*		X
Conway	X		X*						X
Cowan	X	X	X			X*		X
Donahue					X	X	X	X
Duncan	X			X	X		X
Flynn		X				X			X
Hanson	X		X					X*
Harrington		X		X	X			X	X
Lerner	X		X	X			X		X*
Main	X*			X	X		X	X
Reid		X**		X		X	X
Spinelli				X	X	X	X
Stavropoulos		X*							X
Total Meetings Held in 2007	9 mtgs	8 mtgs	7 mtgs	4 mtgs	3 mtgs	4 mtgs	6 mtgs	6 mtgs	5 mtgs

*indicates Committee Chairperson

**indicates Committee Vice Chairperson

(1)                                  Up to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors.

(2)                                  Mr. Clancy is serving as Chairperson of the Asset-Liability Committee during Mr. Ansin’s leave of absence.

DIRECTOR COMPENSATION

All members of the Board of Directors are Directors of the Company and of the Bank.  All compensation paid to the Directors for their service as members of the Board of Directors is paid through the Bank. The Bank pays $350 to Directors for attendance at Board of Directors meetings, executive committee meetings and audit committee meetings.  The Bank pays $250 to Directors for attendance at all other committee meetings.  The Bank also pays retainers to certain Directors as detailed in the following table:

	Annual Retainer
Board of Directors	$7,200	(1)
Audit Committee Chairperson	$7,500	(2)
Asset-Liability Committee Chairperson	$6,000	(2)
Investment Advisory Group Committee Chairperson	$6,000	(2)
Compensation Committee Chairperson	$6,000	(2)
Loan Committee Chairperson	$6,000	(2)
Corporate Governance/ Nominating Committee Chairperson	$6,000	(2)
Banking Technology Steering Committee Chairperson	$6,000	(2)
Audit Committee Vice-Chairperson	$4,000	(2)
Executive Committee members	$1,800	(3)
Secretary	$500	(2)

(1)          Retainers are paid in equal monthly installments.

(2)          Retainers are paid in equal quarterly installments.

(3)          The annual retainer paid to members of the Executive Committee is based on the actual number of Executive Committee meetings held.  Members are paid a retainer of $200 per meeting or $1,800 annually based on the Company’s current practice of holding nine meeting per year.

Directors who are also full-time salaried officers of the Bank are not paid for attending Board of Directors or committee meetings and do not receive retainers of any kind for their services in any capacity as Directors.

For the year 2007, Directors had the right to make an irrevocable election (by December 31, 2006) to receive shares of Common Stock in lieu of receiving an elected portion of cash fees. The number of shares issued to Directors pursuant to this election was based on the value of the Common Stock at January 3, 2007, based on the average of the high and low trade prices of the Common Stock on the NASDAQ Global Market on that date.  For the year 2007, the Company issued a total of 10,739 shares of Common Stock to nine Directors at a per share issuance price of $15.40.  These shares were issued in January 2008.  For the year 2008, Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $12.875, which reflects the value of the Common Stock at January 2, 2008, based on the average of the high and low trade prices of the Common Stock on the NASDAQ Global Market on that date.

The Company believes that giving Directors the option to receive stock in lieu of cash fees further aligns Directors’ interests with those of the Company’s shareholders.

The following table details the total compensation paid to each Director for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Kenneth S. Ansin	$21,300	$21,300
John R. Clementi	$26,150	$26,150
James F. Conway, III	$23,100	$23,100
Carole A. Cowan	$24,800	$24,800
Nancy L. Donahue	$14,850	$14,850
Lucy A. Flynn	$15,200	$15,200
Eric W. Hanson	$23,200	$23,200
John P. Harrington	$19,800	$19,800
Arnold S. Lerner	$26,400	$26,400
Carol L. Reid	$18,100	$18,100
Michael A. Spinelli	$15,450	$15,450
Nickolas Stavropoulos	$20,400	$20,400

(1)          All Directors, excluding Messrs. Hanson, Lerner and Spinelli, elected to receive all or a portion of their total Director compensation in shares of Common Stock, which were issued in January 2008.

During 2007, none of the above listed Directors received any stock awards, option awards or non-equity incentive plan compensation, nor did they have pensions or nonqualified deferred compensation earnings.  None of the above-listed Directors held any outstanding stock options as of December 31, 2007.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information has been provided above.  Each individual named below has held his position for at least five years, except as otherwise indicated.

Name	Age	Position
Robert R. Gilman	63	Executive Vice President, Administration, and Commercial Lender of the Bank

Stephen J. Irish	53	Executive Vice President and Chief Information Officer of the Bank; prior to January 1, 2005, also Chief Operations Officer of the Bank

James A. Marcotte	50	Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank; prior to January 1, 2005, Senior Vice President and Chief Financial Officer of the Company and the Bank

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Design

The Company’s core compensation philosophy provides that total annual compensation levels should: (1) be competitive relative to those found in other commercial banking organizations of comparable asset size and performance; (2) reflect individual responsibilities, performance, and contributions to the Company; and (3) provide incentive to achieve business and financial objectives.  The Company believes that this compensation philosophy is necessary to attract, motivate and retain highly qualified executives who are essential to achieving the financial goals set by the Board of Directors and sustaining long-term value for shareholders.

Consistent with this philosophy, the Compensation Committee regularly obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants.  The Company also regularly reviews the responsibilities and ongoing contributions of executive officers to the Company.  Elements of compensation are established with the goal of rewarding the executive officers for the attainment of both individual and organizational short- and long-term goals.  The Company generally attempts to set total attainable compensation for each individual at or above the midpoint range of peer compensation subject to individual and Company financial performance.

In August 2007, the Company revised the Compensation Committee Charter to further align executive compensation review and process with evolving best practices.  Under the revised Compensation Committee Charter, the Compensation Committee reviews the performance of the Chairman and Chief Executive Officer and recommends any necessary changes in their compensation to the Board of Directors for review and approval.  In addition, the Chief Executive Officer of the Company evaluates the performance of the remaining executive officers and recommends compensation adjustments to the Compensation Committee.  The Committee reviews the Chief Executive Officer’s recommendations and recommends executive compensation adjustments to the Board of Directors for approval.

The Company at least annually assesses total compensation paid to its executive officers.  As part of this process, the Compensation Committee assesses and evaluates the elements of total compensation, as paid to executive officers as a group and/or to individual executives, and determines if any modifications are advisable.

Elements and Rationale

                Executive compensation may include the following components in addition to an executive’s base salary:  incentive cash compensation, long-term equity compensation, supplemental retirement benefit, supplemental life insurance benefit, income protection following a change in control or other termination and perquisites, including club memberships and automobiles.  Each of these components is reviewed and approved by the Compensation Committee and the Board of Directors on at least an annual basis.  The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals, thereby enhancing long-term shareholder value.  In establishing the components of compensation for each individual executive officer, the Compensation Committee considers the performance of the individual, the executive’s designation or role within the organization and the cost to the Company of the various components of compensation to be provided.

                Base Salary

The Company has periodically engaged Pearl Meyer & Partners to review the cash elements of the Company’s executive compensation and provide regional and national bank benchmarking on overall total compensation.  Based upon these comprehensive salary reviews and competitive assessments performed by Pearl Meyer & Partners, and a review of individual executive’s responsibilities and performance, as well as a consideration of the various components of compensation provided to the individual executives, the 2007 annual base salary for Mr. Duncan was $203,900, Mr. Clancy was $275,000, Mr. Main was $193,920, Mr. Marcotte was $180,500, and Mr. Gilman was $166,880.

In early 2008, the Company engaged the same consulting firm to conduct an updated competitive market review of the Company’s executive annual cash compensation program.  Based upon this competitive assessment, as well as a review of individual executive’s breadth of responsibilities, performance, and contributions, and a review of overall total compensation, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Marcotte’s and Mr. Clancy’s base salaries to $187,720 and $350,000, respectively, effective March 31, 2008.  The base salaries of Messrs. Duncan, Main and Gilman have been maintained at their 2007 levels after also considering the amounts charged to expense by the Company in 2007 in connection with these executives’ supplemental retirement plan as further described below.  The Compensation Committee may further consider for recommendation to the Board of Directors adjustments to base salaries or other components of total compensation of the executives officers later in the year.

               Incentive Compensation

In 2007, the Company replaced its previous non-equity incentive compensation plans with a bank-wide incentive compensation program.  The purpose of the 2007 incentive compensation program was to align each employee’s interests with the short-term and long-term strategic goals of the Company.  Under this program, all employees, including executive officers, were eligible to receive an annual incentive bonus based upon the attainment of various predetermined financial performance goals, which varied in part with the different functional areas of the Company.  Under the program, potential incentive payouts were a percentage of an employee’s 2007 earnings, subject to achieving minimum performance targets before any payments were earned.  The amount of an individual employee’s potential bonus under the program was determined not only on the basis of the individual’s role or responsibility within the Company, but also, if there was a payout, it could be adjusted positively or negatively based upon the individual’s performance. The target incentive payout for executive officers was 35% of 2007 base wages, exclusive of bonus, individual or referral incentive payments, with a range from no payout to a maximum payout of 52.5% of 2007 base wages.  Key financial performance goals for executives under the program in 2007 were:  (1) net income growth (50% weighting) and (2) other growth factors, such as growth in loans, deposits and investment management assets (50% weighting).

Incentive cash compensation to the executive officers for 2007 was calculated using the predetermined financial goals set forth in the incentive program and a review of the officers’ individual performances.  Based upon the achievement of a combined 25% of the overall targeted bonus level, executives earned incentive payments equal to 8.75% of their respective 2007 base wages, which are included in the Summary Compensation Table at Page 19 below as the amounts shown for 2007 under the heading “Non-Equity Incentive Plan Compensation”.

                Long-Term Equity Compensation

The Company aligns the interests of the Company’s executives with the long-term interests of stockholders through the granting of stock options and restricted stock at fair market value.  In connection with its compensation program, the Company evaluates the issuance of option grants to employees on an annual basis. Options to executive officers have been considered and granted at the same time that options are granted for all employees during the first quarter of each year. In addition, dependent upon an individual’s position and level of responsibility and the recommendation of executive management, the Compensation Committee grants selected newly hired officers stock options on the date of hire. Stock options are granted to executives both to reward performance and as a retention tool. The total number of options granted is determined after considering various factors such as overhang and run rate, which are both measurements of potential dilution.  The number of options granted to individual employees, including executives, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution.  Stock option grants to all employees are recommended by executive management and are subject to the approval of the Compensation Committee.  In addition to the recommendation of executive management and Compensation Committee approval, under the revised Compensation Committee Charter, all options granted to executive officers must also be approved by the Board of Directors.  In all cases, the exercise price of the option is established based on the market price of the Company’s stock on the date that the option is granted.

On March 7, 2007, the Company granted a total of 124,100 options to employees at an exercise price of $16.50 per share, which reflected the market price of the Company’s common stock on the date of grant, of which 13,000 were granted to Mr. Duncan, 13,000 to Mr. Clancy, 6,500 to Mr. Main, 4,000 to Mr. Gilman and 4,000 to Mr. Marcotte.

On March 18, 2008, the Company granted a total of 131,000 options to employees at an exercise price of $12.75 per share, which reflected the market price of the Company’s common stock on the date of grant.  Of the 131,000 options granted, the Board approved grants of 10,000 to Mr. Duncan, 10,000 to Mr. Clancy, 7,500 to Mr. Main, 3,500 to Mr. Marcotte, and 3,500 to Mr. Gilman.  The Company engaged Pearl Meyer & Partners to review the number of options granted to each of the executive officers.  The number of options granted to the executives are considered to be consistent with the Company’s philosophy of maintaining broad-based employee participation in the Company’s equity compensation program and to be within competitive ranges for executive management based upon the current business environment.

The Company may also grant restricted stock and other forms of equity awards under the terms of its existing equity incentive plans, although no restricted stock grants or any other forms of equity award were made in 2007.

                Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Company believes that providing supplemental retirement and supplemental life insurance benefits provide a long-term retention tool for employees in management positions as well as providing a reward component to the executive.

The Bank is party to salary continuation and supplemental life insurance agreements with each of Messrs. Duncan, Main and Gilman.  The Bank entered into these agreements in 2005 as part of a restructuring of the Bank’s supplemental retirement programs for these executives, which was necessitated by changes in the tax treatment and compliance requirements applicable to supplemental retirement programs of the type originally put into place by the Bank.  The original programs were first implemented by the Bank for both retention and reward purposes and reflected the critical role that these executives played in the founding of the Bank and the development of its business.  The terms of these salary continuation agreements, and the annual amounts payable to the executives thereunder, are described further at page 26 below.  The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive.  This amount is included for each of the executives in the Summary Compensation Table at page 19 below under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings”.

The supplemental life insurance benefits that are payable to Messrs. Duncan, Main and Gilman are included in the amounts shown as payable in the event of death in the table at page 26 below and are specifically referenced in footnote (4) to the table.

During 2006, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions.  Under this plan, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions.  Mr. Clancy and Mr. Marcotte participate in this plan and the amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 26 below and are specifically referenced in footnote (4) to the table.

                Income Protection

In addition to the above noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company (which include non-competition restrictions) and Mr. Gilman has entered into a change in control/noncompetition agreement with the Company.  These agreements provide the employee protection in the event of a change in control of the Company by allowing the employee to terminate his employment and receive predefined payments.  The employment agreements with Messrs. Duncan, Main and Clancy also provide for payments of various amounts in other situations in which the executive’s employment is terminated.  The Company believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he were to leave prior to any change in control.  These agreements are described on pages 23 - 25 below and the amounts payable thereunder following a change in control of the Company or other termination of the executive’s employment are included in the table at page 26 below.  The Company feels the non-competition protection afforded by these agreements is critical in the Company’s competitive marketplace and believes the payment amounts are aligned with industry norms and are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Internal Revenue Code.

                Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote (4) of the Summary Compensation Table at pages 19 - 20 below, the Company also provides company-owned vehicles for the use of Messrs. Duncan, Main and Clancy and the Company pays dues related to club memberships for business development purposes for Messrs. Duncan and Main.  The Compensation Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management.

2007 Executive Compensation Program

In determining total 2007 compensation (including base salary, total incentive compensation levels, long-term equity compensation, supplemental retirement benefits and other perquisites), the Compensation Committee reviewed compensation data for other commercial banking organizations of similar size, including the data provided by Pearl Meyer & Partners.  Specific executive positions were matched as closely as possible with positions from other banking organizations with similar functional responsibilities to assist in the evaluation of compensation.

The non-equity incentive compensation that was paid to the Company’s executive officers in 2007, as described above, was based upon the Company achieving net income growth of 7%. Executive officers did not earn incentive payouts based upon other growth targets, such as growth in loans, deposits and investment management assets, as minimum target levels were not reached with respect to these other performance criteria.

Other than adoption of the bank-wide incentive program, there were no significant changes to the compensation elements for the Company’s executive officers in 2007.  Total compensation earned by the Company’s executive officers in 2007 reflected an increase as compared to 2006 due to (1) an increase in base salaries for Messrs. Clancy, Gilman and Marcotte, (2) the earning of an incentive payout based upon the Company’s attainment of net income growth, whereas in 2006 no bonus was earned because minimum performance targets were not reached, (3) the value of previously granted stock options that was required to be recognized in 2007 in accordance with generally accepted accounting principles, and (4) with respect to Messrs. Duncan, Main and Gilman, the increase in 2007 in the value of the accumulated benefit attributable to the executive’s supplemental retirement plan.

The Company believes that its 2007 executive compensation program successfully linked executive compensation to the Company’s financial performance.

COMPENSATION COMMITTEE MATTERS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is comprised entirely of independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review the performance of the Chairman and Chief Executive Officer and recommend any necessary changes in their compensation to the Board of Directors for review and approval.  The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends compensation adjustments to the Compensation Committee.  The Committee reviews the Chief Executive Officer’s recommendations and recommends executive compensation adjustments to the Board of Directors for approval. During 2007, the Board of Directors approved all recommendations presented by the Compensation Committee.

                The Compensation Committee has the authority to retain or obtain advice from independent advisors as it deems necessary to perform its role.  During 2007, the Committee obtained the services of Pearl Meyer & Partners which are discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 13-17 above.

The Compensation Committee operates under a written charter, a copy of which can be found on the Company’ s website (www.enterprisebanking.com).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 13-17 above (the “CD&A”) with management and based on this review and discussion the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway III (Chairperson)

John R. Clementi

Carole A. Cowan

Eric W. Hanson

Arnold S. Lerner

Compensation Committee Interlocks and Insider Participation

                The Directors listed above under the heading “Compensation Committee Report” at page  17 constitute all of the individuals who served as members of the Compensation Committee during the year ended December 31, 2007.  None of these Directors was an officer or employee of the Company at any time during such period or has ever been an officer of the Company.  None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at pages 29 - 30 below under applicable SEC rules.

                As described in further detail under the heading “Transactions with Certain Related Persons” at pages 29 - 30 below, the members of the Compensation Committee, as well as businesses and other entities with which they may be affiliated, are customers of the Bank and/or have entered into loan transactions with the Bank in the ordinary course of business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the years ended December 31, 2007 and December 31, 2006, to the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank (the “Named Executive Officers”).  The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compen- sation ($) (4)	Total ($)
George L. Duncan	2007	$203,985	$—	$—	$47,970	$17,841	$391,180	$40,134	$701,110
Chairman of the Company	2006	$203,920	$—	$—	$—	$—	$361,201	$34,202	$599,323
and the Bank

Richard W. Main	2007	$194,774	$—	$—	$20,047	$16,968	$186,295	$24,189	$442,273
President of the Company	2006	$195,247	$—	$—	$18,535	$—	$172,017	$20,821	$406,620
and the Bank and Chief
Lending Officer of the
Bank

John P. Clancy, Jr.	2007	$275,050	$—	$49,875	$28,860	$24,062	$—	$14,048	$391,895
Chief Executive Officer of	2006	$190,080	$—	$49,875	$21,605	$—	$—	$11,588	$273,148
the Company and the Bank

Robert R. Gilman	2007	$168,040	$—	$—	$39,646	$14,602	$100,630	$9,066	$331,984
Executive Vice President,	2006	$156,920	$—	$—	$11,290	$—	$92,917	$8,396	$269,523
Administration, and
Commercial Lender of the
Bank

James A. Marcotte	2007	$180,500	$—	$—	$11,621	$15,794	$—	$6,115	$214,030
Executive Vice President,	2006	$170,500	$—	$—	$8,546	$—	$—	$6,888	$185,934
Treasurer and Chief
Financial Officer of the
Company and the Bank

(1)          For Mr. Clancy, the value of the stock awards is based on the accounting expense recognized by the Company in 2007 and 2006 with respect to a grant of restricted stock in 2005.  The expense is recognized over the vesting period of the restricted stock.  For additional information regarding the valuation of these stock awards, refer to footnote 9 on pages 79-83 of the Company’s Annual Report on Form 10-K.  For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 2 at pages 22-23 below.

(2)          The value of the option awards is based on the accounting expense recognized by the Company in 2007 and 2006 with respect to options previously granted in 2004, 2005 and 2007.  The expense is recognized over the vesting period of the option.  For assumptions used in calculating the value of option awards, refer to footnote 9 on pages 79-83 of the Company’s Annual Report on Form 10-K.  For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at pages 22-23 below.

(3)          For each of Messrs. Duncan, Main, and Gilman, this amount is equal to the increase in 2007 and 2006 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan.

(4)          For each of the named executive officers, these amounts include the annual matching contributions by the Bank to the Bank’s 401(k) plan, which equaled $6,098 in 2007 and $6,661 in 2006 for Mr. Duncan, $5,819 in 2007 and $5,317 in 2006 for Mr. Main, $7,750 in 2007 and $6,213 in 2006 for Mr. Clancy, $5,011 in 2007 and $4,708 in 2006 for Mr. Gilman, and $5,346 in 2007 and 6,295 in 2006 for Mr. Marcotte.  For each of the named executive officers, these amounts also include the amount of life insurance premiums paid in 2007 and 2006 on term and supplemental policies, which equaled $25,150 and 22,177, respectively for Mr. Duncan, $6,898 and $5,382, respectively for Mr. Main, $1,872 and $467, respectively for Mr. Clancy, $4,055 and $3,688, respectively for Mr. Gilman and $769 and $593, respectively for Mr. Marcotte.

For Messrs. Duncan, Main and Clancy, this amount also includes the amount attributed to the personal use of Bank owned automobiles in the amount of $4,983 in 2007 and $1,773 in 2006 for Mr. Duncan, $3,619 in 2007 and $2,840 in 2006 for Mr. Main and $4,426 in 2007 and $4,908 in 2006 for Mr. Clancy.

For each of Messrs. Duncan and Main, this amount also includes the amount paid to a local club on the executive’s behalf for business development purposes in the amount of $3,903 in 2007 and $3,591 in 2006 for Mr. Duncan and $7,853 in 2007 and $7,282 in 2006 for Mr. Main.

GRANTS OF PLAN - BASED AWARDS

                The following table sets forth information concerning individual grants of stock options and non-equity incentive plan awards made during 2007 to each of the Named Executive Officers.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (#)	($/Sh) (2)	of Option Awards (3)
George L. Duncan	3/7/07				13,000	$16.50	$47,970
	5/4/07	$0	$71,365	$107,088
Richard W. Main	3/7/07				6,500	$16.50	$23,985
	5/4/07	$0	$67,872	$101,847
John P. Clancy, Jr.	3/7/07				13,000	$16.50	$47,970
	5/4/07	$0	$96,250	$144,430
Robert R. Gilman	3/7/07				4,000	$16.50	$14,760
	5/4/07	$0	$58,408	$87,645
James A. Marcotte	3/7/07				4,000	$16.50	$14,760
	5/4/07	$0	$63,175	$94,799

(1)                                   The non-equity incentive plan awards were both granted and earned in 2007, and the payments with respect to such awards are reflected in the Summary Compensation Table under the heading Non-Equity Plan Compensation at page 19 above.  Non-equity incentive plan awards were in the amount of $17,841 for Mr. Duncan, $16,968 for Mr. Main, $24,062 for Mr. Clancy, $14,602 for Mr. Gilman and $15,794 for Mr. Marcotte.

(2)                                   The exercise price of all stock options granted to employees in 2007, including those granted to Named Executive Officers and reflected in this table, equals the average of the high and low trade prices of the Common Stock on the NASDAQ Global Market on the date of grant as required under the Company’s 2003 Stock Incentive Plan.

(3)                                   For assumptions used in calculating the grant date fair value of option awards, refer to footnote 9 on pages 79 - 83 of the Company’s Annual Report on Form 10-K.

OPTION EXERCISES AND STOCK VESTED

The following table  sets forth information concerning the exercise of stock options and the vesting of stock awards for each of the Named Executive Officers during the year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	38,000	$367,580	—	—
Richard W. Main	11,000	$122,100	—	—
John P. Clancy, Jr.	11,000	$112,760	3,500	$48,825
Robert R. Gilman	—	$—	—	—
James A. Marcotte	—	$—	—	—

(1)                                  The value realized upon exercise calculations in the third column from the left above are based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options.  The value on the exercise date was based on the closing market price of the stock on the NASDAQ Global Market on the exercise date.

(2)                                  The value realized on vesting calculation in the far right column is based upon the value of the Common Stock on the vesting date of the restricted stock.  The value on the vesting date was based on the closing market price of the stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested stock awards held by each of the Named Executive Officers as of December 31, 2007.  The Company has not granted any option awards that are unexercised and unearned and not otherwise disclosed in the table or any stock awards that are unearned and have not vested and are not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis -able (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	28,000	0	$9.11	6/6/09
	28,000	0	$15.34	12/31/10
	28,000	0	$14.375	8/2/13
	13,000	0	$16.50	3/6/14
Richard W. Main	14,000	0	$9.11	6/6/09
	10,500	3,500	$15.34	12/31/10
	7,000	7,000	$14.375	8/2/13
	0	6,500	$16.50	3/6/14
John P. Clancy, Jr.	11,000	0	$9.11	6/6/09	10,500	$132,825
	9,750	3,250	$15.34	12/31/10
	10,000	10,000	$14.375	8/2/13
	0	13,000	$16.50	3/6/14
Robert R. Gilman	6,000	0	$9.11	6/6/09
	8,000	0	$15.34	12/31/10
	9,000	0	$14.375	8/2/13
	4,000	0	$16.50	3/6/14
James A. Marcotte	4,500	1,500	$15.34	12/31/10
	4,500	4,500	$14.375	8/2/13
	0	4,000	$16.50	3/6/14

(1)                                  One-fourth of the total number of shares of Common Stock subject to the options granted becomes exercisable on an annual basis on the anniversary date of the original grant date, and, if sooner, become fully exercisable upon the option recipient reaching the age of 62  while remaining employed with the Bank.  With respect to the three most recent option grants on January 2, 2004, August 3, 2005 and March 7, 2007, for which a portion of the options granted remained unexercisable as of December 31, 2007 in accordance with this general vesting schedule and as shown in the third column from the left of this table, the remaining vesting dates are January 2, 2008, August 3, 2008 and 2009 and March 7, 2008, 2009, 2010 and 2011, respectively, except that the options granted to Mr. Duncan on January 2, 2004, August 3, 2005 and March 7, 2007 were fully exercisable as of the original grant dates, because he was over the age of 62 on such dates, the options granted to Mr. Gilman on such dates became fully exercisable as of his 62nd birthday on March 24, 2007 and the options granted to Mr. Main on such dates will become fully exercisable, if not already fully exercisable, as of his 62nd birthday on April 3, 2009.

(2)                                  The shares subject to restricted stock awards vest over a five-year period, with 20% of the shares vesting on the first anniversary of the date of the award and an additional 20% vesting on each of the next four subsequent anniversary dates of the date of the award.  The remaining vesting dates for the stock award shown in the second column from the right of this table are September 7, 2008, 2009 and 2010.

(3)                                  The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 31, 2007, which equals the closing market price of the stock on the NASDAQ Global Market on that date.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and are parties to a change in control/noncompetition agreement with Mr. Gilman. The term of Mr. Duncan’s agreement is a “rolling” three years, subject to earlier termination as described below. Under the agreement, as amended as of January 1, 2007, Mr. Duncan serves as chairman of both the Company and the Bank and he is entitled to a minimum base salary of $203,900, plus an annual bonus as determined by the Board of Directors as well as all other benefits that the Company may provide at any time to its officers and employees. The Company may terminate Mr. Duncan’s employment at any time and for any reason, whether or not for cause (as defined in the agreement). Likewise, Mr. Duncan may choose to terminate his employment at any time and for any reason. The amount of severance payments and benefits that may be due to Mr. Duncan following any termination of his employment depends upon whether the Company terminates his employment with or without cause or whether Mr. Duncan chooses to terminate his employment with or without good reason (as defined in the agreement) or whether any such termination occurs before or after the Company or the Bank undergoes a change in control (as defined in the agreement).

Mr. Duncan may terminate his employment for “good reason” if any of the following events has occurred: Mr. Duncan is relieved of the office of chairman, of either the Company or the Bank, or Mr. Duncan’s functions, duties or responsibilities are otherwise reduced, in either case without his consent; the Company commits a material breach of the agreement or any successor to the Company fails to assume the Company’s obligations under the agreement; or the Company or the Bank undergoes a change in control.

                If the Company terminates Mr. Duncan’s employment for cause prior to a change in control, then Mr. Duncan would receive no severance payments or benefits. If the Company terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for good reason, in either case prior to a change in control, then Mr. Duncan will receive an amount equal to his previous highest annual compensation (as defined in the agreement) for each of the next three years, plus continuing employee benefits at no increased expense for the next three years.

If the Company, including any successor, terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for any reason, in either case after a change in control, then Mr. Duncan will receive a lump sum payment equal to three times his previous highest annual compensation, plus continuing employee benefits at no increased expense for the next three years.

If Mr. Duncan chooses to terminate his employment without good reason prior to a change in control, and subject to the provisions described below regarding termination as a result of death, disability or retirement, he will not receive any severance payments, although he will receive, as described further below, annual payments equal to 70% of his previous highest annual compensation for up to the next two years, during which time he will be subject to noncompete restrictions.

Subject to the one-year “look back” described below, if Mr. Duncan dies before a change in control, his estate will receive six months of base salary continuation and his spouse will continue to receive employee benefits in accordance with certain conditions specified in the agreement. If Mr. Duncan dies while the agreement is in effect after a change in control, his estate will receive the three-year lump sum payment described above.

If Mr. Duncan becomes disabled at any time while the agreement is in effect, whether before or after a change in control, and he qualifies for long-term disability benefits, then he will receive on an annual basis up to 75% of his previous highest annual compensation for the remaining term of the agreement.

Subject to the one-year “look back” described below, if Mr. Duncan chooses to retire at age 65 or older  while the agreement is in effect he will not receive any severance payments, but will be entitled to receive continuing employee benefits for one year following the date of retirement.

If the Company terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for any reason, or his employment is otherwise terminated as a result of his death or retirement or during a period of long-term disability, and a change in control occurs within one year after any such termination, then Mr. Duncan (or his estate if he has died) will receive the three-year lump sum payment described above (taking into account any amounts that have been paid prior to the change in control).

In lieu of the Company terminating Mr. Duncan’s employment without cause or Mr. Duncan choosing to terminate his employment for any reason, at any time while the agreement is in effect, whether before or after a change in control, the parties may agree to enter into a consulting arrangement for the remaining term of the agreement. During any such consulting period, Mr. Duncan will be paid on an annual basis 50% of his previous highest annual compensation and will continue to receive full benefits. Either the Company (including any successor) or Mr. Duncan may terminate this consulting arrangement at any time and for any reason. The amounts that may be due to Mr. Duncan following any termination of the consulting arrangement will be based upon whether the termination occurs before or after a change in control and whether the termination is by the Company for cause or without cause or by Mr. Duncan for good reason or without good reason. Mr. Duncan will be subject to noncompete restrictions for up to two years after the termination of his employment for any reason, including the termination of any consulting arrangement, if the termination occurs before a change in control. These noncompete restrictions do not apply following any termination of Mr. Duncan’s employment that occurs after a change in control. Any noncompete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control.

During the period of any noncompete restrictions under the agreement, Mr. Duncan will receive on an annual basis an amount equal to 70% of his previous highest annual compensation or 50% of his previous highest annual compensation if the noncompete period follows the termination of any consulting period; provided, however, that if the termination that precedes the noncompete period is either a termination by the Company without cause or a termination by Mr. Duncan for good reason, then Mr. Duncan will receive on an annual basis during the noncompete period the full 100% of his previous highest annual compensation that he is otherwise entitled to receive.

The terms of both Mr. Main’s and Mr. Clancy’s agreements, as amended as of January 1, 2007, are substantially equivalent to those of Mr. Duncan’s agreement, except that (i) the term of Mr. Main’s and Mr. Clancy’s agreements are for a “rolling” two years; (ii) Mr. Main’s minimum annual base salary is $193,919 and Mr. Clancy’s minimum annual base salary is $350,000; (iii) the offices to be held by Mr. Main under the agreement are president of the Company and president and chief lending officer of the Bank and the offices to be held by Mr. Clancy under the agreement are chief executive officer of the Company and of the Bank; (iv) if Mr. Main’s or Mr. Clancy’s employment is terminated at any time prior to a change in control by the Company without cause or by Mr. Main or Mr. Clancy for good reason, then that executive shall be entitled to receive an amount equal to his previous highest annual compensation for each of the next two years; (v) if Mr. Main’s or Mr. Clancy’s employment is terminated at any time after a change in control by the Company, or any successor, without cause or by Mr. Main or Mr. Clancy for any reason, then that executive shall be entitled to receive a cash lump sum payment equal to two times his previous highest annual compensation; and (vi) normal retirement age is defined for Mr. Main as age 63 and for Mr. Clancy as age 62.

Under the terms of the change in control/non-competition agreement, as amended as of January 1, 2007, among the Company, the Bank and Mr. Gilman, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause (as defined in the agreement), at any time prior to a change in control (as defined in the agreement), then the executive shall be prohibited from competing directly or indirectly with the Company for a period of one year following the date of such termination (and assuming that no change in control occurs at any time during such one-year period). During any such non-compete period, if the termination of the executive’s employment was initiated by the Company for any reason other than for cause, then the executive shall receive severance payments equal in the aggregate on an annualized basis to 75% of the sum of (i) his annual base salary as of the date of termination and (ii) the amount of any annual cash incentive or other cash performance bonus paid to the executive with respect to the most recently completed fiscal year prior to the date of termination.

If Mr. Gilman’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control, then the executive shall be entitled to receive severance payments over an 18-month period equal in the aggregate to 1.5 times his previous highest annual compensation (as defined in the agreement), together with certain other specified severance payments and benefits.

If Mr. Gilman’s employment is terminated for any reason within one year prior to the date on which a change in control occurs, other than for cause, then the executive shall be entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

The following table summarizes the estimated cost of executive benefits that would be incurred under the below noted termination scenarios for the named executive officers.  The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the named executive officers under the terms of any agreement or plan that is not generally available to all employees.  The following calculations were made without giving consideration to any possible “cutback” of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control		Voluntary Termination (Includes Early Retirement) (2)		Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee (2)		For Cause Termination (2)	Normal Retirement		Death (4)	Disability
George L. Duncan	$1,027,231		$386,770	(3)	$869,561	(3)	$386,770	$13,590	(3)	$1,757,674	$820,033
Richard W. Main	$913,510		$367,839	(3)	$552,663	(3)	$367,839	$13,590	(3)	$1,047,954	$782,139
John P. Clancy, Jr.	$878,117	(1)	$479,513		$712,197		$479,513	$13,590		$691,632	$540,943
Robert R. Gilman	$331,011		$0	(3)	$154,895	(3)	$0	$0	(3)	$239,416	$21,222
James A. Marcotte	$31,467	(1)	$0		$0		$0	$0		$170,500	$0

(1)               Includes present value attributable to accelerated vesting of death benefit payable under the Bank’s executive supplemental life insurance plan, which is $33,095 for Mr. Clancy and the entire amount shown for Mr. Marcotte.

(2)               Assumes payments under the executive’s employment agreement during full period of applicable non-compete restriction prior to any change in control.

(3)               Does not include vested amounts payable under executive’s salary continuation agreement, which are described below.

(4)               Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives:  $1,556,056 for Mr. Duncan; $791,496 for Mr. Main; $190,080 for Mr. Clancy; and the entire amount shown in the table for Messrs. Gilman and Marcotte.

The Bank is a party to salary continuation agreements with Messrs. Duncan, Main and Gilman, which provide certain specified retirement benefits, which are in addition to the termination payments and benefits reflected in the above table.  Under these agreements, and in accordance with the conditions specified therein, benefits vest over time until the executives reach specified ages (68 for Mr. Duncan, 63 for Mr. Main and 63 for Mr. Gilman).  Upon full vesting of the benefit, the executives will be paid the following annual amounts, regardless of whether the executive has retired or remains employed in any capacity, for 20 years: Mr. Duncan — $149,500; Mr. Main — $95,300; and Mr. Gilman — $31,000.  Reduced benefits are paid following any early retirement based upon the extent to which the benefit has vested at the time of such early retirement.

The following table sets forth additional information concerning the supplemental retirement benefits which are provided to Messrs. Duncan, Main and Gilman:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	19	$1,531,342	$0
Richard W. Main	Supplemental Employee Retirement Plan	19	$611,451	$0
Robert R. Gilman	Supplemental Employee Retirement Plan	19	$334,147	$0

(1)          The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 6%.  The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee (“CGNC”). The CGNC is comprised of six independent directors. In determining the independence of the CGNC members, the Board of Directors has used the definition of independence contained in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market and has applied this definition consistently to all members of the CGNC.

A copy of the CGNC’s Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website (www.enterprisebanking.com). The Charter and Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and the CGNC’s reporting function to the Board of Directors.

The CGNC has reviewed, refined and formalized criteria for the selection of new directors to the Board of Directors. These criteria include independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of shareholders. In selecting new directors, consideration is given to both the personal qualities and abilities of individual candidates and the collective skills and aptitudes of the Board of Directors as a whole.

Nominees for election to the Board of Directors may be identified and submitted to the CGNC for its consideration by directors, shareholders and/or management. The CGNC may also retain a professional search firm to assist with the identification of qualified candidates.

The Chairman of the CGNC and the Chairman of the Board of Directors shall extend an invitation to join the Board of Directors, subject to election by the Company’s shareholders, to those nominees who are recommended by the CGNC and approved by the Board of Directors. The Board of Directors also retains the right, as outlined in the Company’s by-laws, to appoint directors as needed throughout the year.

Directors are required to attend the Company’s annual meeting. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All of the Company’s directors, excluding Directors Cowan, Donahue, Hanson and Stavropoulos, attended the 2007 annual meeting.

Shareholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s by-laws to the attention of the Company’s Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852. Shareholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company’s principal office at the foregoing address. There have been no changes to these procedures since the Company last described these procedures in its proxy statement relating to the 2007 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is comprised of five independent directors and operates under a written charter.  A copy of the Audit Committee’s Charter can be found on the Company’s website (www.enterprisebanking.com).  The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that both Nickolas Stavropoulos and Carol Reid, who are two of these five independent directors, qualify to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee held eight meetings in 2007 and met in executive session at each meeting.  The Committee also held three executive sessions  with the Company’s independent registered public accounting firm in 2007, at which time discussions of financial management, accounting, and internal controls took place.

In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of independence contained in Section 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) of the Commission, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over  financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company’s independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting and establishing procedures for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC.

Nickolas Stavropoulos (Chairperson)

Carol L. Reid (Vice Chairperson)

Carole A Cowan

Lucy A. Flynn

John P. Harrington

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  The Company’s Code of Business Conduct and Ethics, which can be found on the Company’s website (www.enterprisebanking.com), provides procedures for the Board of Directors’ review and approval of transactions involving the Company and related parties.  Any transactions involving the Company (including any subsidiaries) and members of the Board of Directors, officers holding a title of senior vice president or above or any family members or affiliated entities of any such directors or officers  must be conducted on an arms’-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party.  With respect to any such transaction, the director’s or officer’s interest is disclosed to the Board of Directors prior to any action being taken by the Board to approve the transaction.

During 2007, the Bank leased its headquarters and certain other space for operations from realty trusts, the beneficiaries of which included various Directors of the Company. None of these beneficial interests, however, either individually or in the aggregate, are considered material under the SEC’s applicable disclosure requirements.  The Board of Directors believes that the terms of each of these leases, including lease rates, are substantially similar to such terms as would be included in comparable lease transactions entered into at the time of such leases with persons who are not affiliated with the Bank.

On September 28, 2007, the Bank purchased the aforementioned building used for operations.  The Board of Directors believes that the terms of this purchase transaction were substantially similar to terms that would have been included in any comparable purchase transaction entered into at the time between the Bank and an unaffiliated seller of the building.

Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, trust and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectibility or present other features unfavorable to the Bank.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 10, 2008. This information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock
Kenneth S. Ansin (3)	126,905	1.60%
John P. Clancy, Jr. (4)	94,388	1.18%
John R. Clementi (5)	64,445	*
James F. Conway, III (6)	13,744	*
Carole A. Cowan	3,870	*
Nancy L. Donahue (7)	40,509	*
George L. Duncan (8) 710 Andover Street Lowell, MA 01852	464,633	5.77%
Lucy A. Flynn (9)	9,286	*
Eric W. Hanson 34 Overlook Drive Hollis, NH 03049	450,629	5.66%
John P. Harrington (10)	12,001	*
Arnold S. Lerner (11) 155 Pine Hill Road Hollis, NH 03049	508,420	6.39%
Richard W. Main (12)	247,242	3.09%
Carol L. Reid	2,524	*
Michael A. Spinelli	279,023	3.51%
Nickolas Stavropoulos (13)	4,748	*

Other Named Executive Officers	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock
Robert R. Gilman (14)	70,014	*
James A. Marcotte (15)	13,000	*
All Directors and Executive Officers as a Group (18 Persons)	2,454,416	29.98%

Other 5% Stockholders
Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	735,727	9.25%

*                                         Named individual beneficially owns less than 1% of total Common Stock.

(1)                                  The information as to the Common Stock beneficially owned has been furnished by each such stockholder.

(2)                                  Includes shares subject to options exercisable within sixty days as follows: Mr. Clancy, 37,250; Mr. Duncan, 97,000; Mr. Main, 36,625; Mr. Gilman, 27,000; Mr. Marcotte, 11,500; and all Directors and executive officers as a group, 230,875.

(3)                                  Includes 42,912 shares owned jointly with Mr. Ansin’s wife, 2,000 shares owned by Mr. Ansin’s children and 2,000 shares owned by a trust for which Mr. Ansin is the trustee.

(4)                                  Includes 2,098 shares owned by Mr. Clancy’s children and 44,540 shares owned jointly with Mr. Clancy’s wife.  Also included are 10,500 shares of restricted stock that are not yet vested, but of which Mr. Clancy has voting power.

(5)                                  All shares are held by Mr. Clementi through trusts.

(6)                                  Includes 11,878 shares owned jointly with Mr. Conway’s wife.

(7)                                  Includes 10,000 shares held in trust for which Ms. Donahue’s husband is the trustee.

(8)                                  Includes 16,730 shares owned by Mr. Duncan’s wife and 25,134 shares owned jointly by Mr. Duncan’s wife and his adult children.

(9)                                  Includes 4,000 shares owned by Ms. Flynn’s husband.

(10)                            Includes 3,604 shares owned jointly with Mr. Harrington’s wife.

(11)                            Includes 218,647 shares owned by Mr. Lerner’s wife.

(12)                            Includes 87,012 shares held by Mr. Main through a trust, and 83,345 shares owned jointly with Mr. Main’s wife.  36,000 shares owned by Mr. Main are pledged as collateral.

(13)                            All shares are owned jointly with Mr. Stavropoulos’ wife.

(14)                            Includes 43,014 shares owned jointly with Mr. Gilman’s wife.

(15)                            Includes 1,500 shares owned jointly with Mr. Marcotte’s wife.

STOCKHOLDER PROPOSALS

Under applicable rules of the SEC, proposals of stockholders of the Company intended to be presented at the Company’s 2009 annual meeting of stockholders must be received by the Company no later than November 28, 2008 to be included in the Company’s proxy statement and form of proxy relating to that meeting. If the 2009 annual meeting of stockholders is advanced or delayed by more than 30 days from the date of the Annual Meeting, the date by which stockholder proposals to be presented at the 2009 meeting must be received by the Company to be included in the Company’s proxy statement and form of proxy relating to that meeting will change from the date indicated in the preceding sentence. If this occurs, the Company will inform stockholders of such change by including a notice to such effect in its earliest possible quarterly report on Form 10-Q as filed by the Company with the SEC.

In addition to the foregoing SEC rules, pursuant to the Company’s articles of organization and by-laws, any stockholder wishing to have any Director nomination or stockholder proposal considered at the Annual Meeting (although not otherwise included in this Proxy Statement) must provide written notice of such nomination or proposal to the Secretary of the Company in accordance with the requirements of the articles of organization and by-laws of the Company at its principal executive offices by no later than April 7, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.

To the Company’s knowledge, all reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2007 and through March 10, 2008 have been filed on a timely basis.

OTHER MATTERS

Shares represented by proxies in the enclosed form will be voted as stockholders direct. Properly executed proxies that contain no directions to the contrary will be voted (1) FOR the election of the five nominees to serve as Directors of the Company, and (2) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT

AVAILABLE TO SHAREHOLDERS SHARING COMMON MAILING ADDRESS

Unless the Company has received instructions to the contrary, two or more shareholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such shareholder, in a single package addressed to such shareholders. Any shareholder of record who shares a common mailing address with one or more other shareholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to Jim Marcotte at (978) 656-5614. If you are a shareholder of record who shares a common mailing address with one or more other shareholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 27, 2008

	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE	000000000.000000 ext	000000000. 000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext	000000000. 000000 ext
ADD 1
ADD 2	Electronic Voting Instructions
ADD 3	You can vote by Internet or telephone!
ADD 4	Available 24 hours a day, 7 days a week!

ADD 5	Instead of mailing your proxy, you may choose one of the two voting
ADD 6	methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 6, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	12345

‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE‚.

A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors:	01 - Kenneth S. Ansin	02 - John R. Clementi				03 - Carole A. Cowan
	04 -Arnold S. Lerner	05-Richard W. Main

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐

	For	Against	Abstain
2.	To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. ☐	☐	☐

B. Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
Mark box to the right if ☐
you plan to attend the
Annual Meeting.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
/	/

		C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

		1 U P X	0 1 6 5 0 3 1

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — Enterprise Bancorp, Inc.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1 and 2. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1 and 2.

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the “Company”), revoking all prior proxies, hereby appoint(s) Michael A. Spinelli and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjornments or postponements thereof, to be held at the Boston University Conference Center, 72 Tyng Road, Tyngsboro, Massachusetts, on Tuesday, May 6, 2008, at 4:00 P.M. as specified herein as to each of the proposals.

Please mark, date and sign exactly on the reverse side and return in the enclosed envelope.